Exhibit 99.29


STATEMENT RELATING TO THE PAYMENT OF CLUB DUES FOR EXECUTIVE OFFICERS.


The Bank has an informal program to pay certain club membership dues for the Named Executive Officers and certain other officers. These club memberships are used for customer entertainment and similar bank-related activities. The officers are responsible for paying for any fees or charges relating to personal use of these clubs, other than the membership dues. In support of this program, the Bank owns several equity memberships in these local clubs.